                                                                       EXHIBIT 5

                                 LTX CORPORATION
                                UNIVERSITY AVENUE
                               WESTWOOD, MA 02090

                            TELEPHONE: (781) 461-1000
                            FACSIMILE: (781) 329-8836

December 19, 2001



LTX Corporation
University Avenue
Westwood, MA 02090

         Re:  LTX Corporation
              2001 Stock Plan

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on December 21, 2001 (the "Registration Statement"), of 2,350,000 shares (the "Shares") of the Common Stock, par value $.05 per share (the "Common Stock"), of LTX Corporation, a Massachusetts corporation (the "Company"), which would be issuable under the terms of the Company's 2001 Stock Plan (the "Plan").

         I have acted as counsel to the Company in connection with the foregoing registration of the Shares. I have examined and relied upon the originals or copies of such records, instruments, certificates, memoranda and other documents as I have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, I have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by me as copies, the authenticity and completeness of all original documents reviewed by me in original or copy form and the legal competence of each individual executing such documents. I have further assumed that all options granted or to be granted pursuant to the Plan were or will be validly granted in accordance with the terms of the Plan and that all Shares to be issued upon exercise of such options will be issued in accordance with such options and the Plan.

         Based upon the foregoing, I am of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options and the Plan, and as described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and with applicable requirements of state laws regulating the offer and sale of securities.

         I understand that this opinion is to be used in connection with the Registration Statement. I consent to the filing of a copy of this opinion with the Registration Statement.



                                         Very truly yours,



                                         Joseph A. Hedal
                                         General Counsel



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